Exhibit 99.1

FOR IMMEDIATE RELEASE

July 27, 2020

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2020 SECOND QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended June 30, 2020 and 2019:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $251.9 million, or $2.95 per diluted share, during the second quarter of 2020, as compared to $238.3 million, or $2.66 per diluted share, during the comparable quarter of 2019.  Net revenues decreased 4.4% to $2.730 billion during the second quarter of 2020 as compared to $2.855 billion during the second quarter of 2019.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the second quarter of 2020 was $250.2 million, or $2.93 per diluted share, as compared to $247.2 million, or $2.76 per diluted share, during the second quarter of 2019.

Included in our reported and adjusted net income attributable to UHS during the three-month period ended June 30, 2020 was approximately $161.9 million, or $1.90 per diluted share, resulting from the recognition of approximately $218 million of net revenues recorded in connection with various governmental stimulus programs, most notably the Public Health and Social Services Emergency Fund grants, as provided for by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). Approximately $157 million of the governmental stimulus program net revenues were attributable to our acute care services and approximately $61 million were attributable to our behavioral health care services.

As reflected on the Supplemental Schedule, included in our reported results during the second quarter of 2020, was a net aggregate favorable after-tax impact of $1.7 million, or $.02 per diluted share, consisting of the following: (i) an after-tax unrealized gain of $2.2 million, or $.03 per diluted share, ($2.9 million pre-tax which is included in “Other (income) expense, net”), resulting from an increase in the market value of shares of certain marketable securities held for investment and classified as available for sale, and; (ii) a unfavorable after-tax impact of $0.5 million, or $.01 per diluted share, resulting from our adoption of ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”).

As reflected on the Supplemental Schedule, included in our reported results during the second quarter of 2019, is an aggregate net unfavorable after-tax impact of $8.9 million, or $.10 per diluted share, resulting from: (i) an unfavorable after-tax impact of $8.4 million, or $.09 per diluted share, resulting from an $11.0 million pre-tax increase in the reserve (“DOJ Reserve”) established in connection with the government’s investigation of our behavioral health hospitals, (as previously disclosed, settlement agreements were finalized in early July, 2020 thereby resolving this matter), and; (ii) an unfavorable after-tax impact of $0.5 million, or $.01 per diluted share, resulting from our adoption of ASU 2016-09.

Included in our reported and our adjusted net income attributable to UHS during the second quarter of 2019 is a pre-tax unrealized gain of $6.9 million, or $.06 per diluted share (included in “Other (income) expense, net”), resulting from an increase in the market value of shares of certain marketable securities held for investment and classified as available for sale.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $482.8 million during the second quarter of 2020, as compared to $471.5 million during the second quarter of 2019. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, and the increase in the DOJ Reserve recorded during the second quarter of 2019, was $479.7 million during the second quarter of 2020 as compared to $474.8 million during the second quarter of 2019.

COVID-19

The impact of the COVID-19 pandemic, which began during the second half of March, 2020, has had a material unfavorable effect on our operations and financial results since that time.  Patient volumes at both our acute care and behavioral health care facilities were most significantly reduced in April. Our acute care and behavioral health facilities began experiencing gradual and continued improvement in patient volumes in May and June as various states eased stay-at-home restrictions and acute care hospitals were permitted to resume elective surgeries and procedures.  However, many of our acute care and behavioral health facilities are located in states that began experiencing significant increases in COVID-19 infections in June and continuing into July. We believe that the adverse impact that COVID-19 will have on our future operations and financial results will depend upon many factors, most of which are beyond our capability to control or predict.

Consolidated Results of Operations, As Reported and As Adjusted  – Six-month periods ended June 30, 2020 and 2019:

Reported net income attributable to UHS was $394.0 million, or $4.58 per diluted share, during the six-month period ended June 30, 2020, as compared to $472.5 million, or $5.23 per diluted share, during the first six months of 2019.  Net revenues decreased 1.8% to $5.559 billion during the first six months of 2020 as compared to $5.660 billion during the comparable period of 2019.

As reflected on the Supplemental Schedule, our adjusted net income attributable to UHS during the six-month period ended June 30, 2020 was $400.4 million, or $4.65 per diluted share, as compared to $470.5 million, or $5.21 per diluted share, during the first six months of 2019.

Our reported and adjusted net income attributable to UHS during the six-month period ended June 30, 2020 included approximately $161.9 million, or $1.89 per diluted share, resulting from the above-mentioned recognition of approximately $218 million of net revenues recorded in connection with governmental stimulus programs, most notably the CARES Act.

As reflected on the Supplemental Schedule, included in our reported results during the six-month period ended June 30, 2020, was a net aggregate unfavorable after-tax impact of $6.4 million, or $.07 per diluted share, consisting of the following: (i) an after-tax unrealized loss of $5.1 million, or $.06 per diluted share, ($6.7 million pre-tax which is included in “Other (income) expense, net”), resulting from a decrease in the market value of shares of certain marketable securities held for investment and classified as available for sale, and; (ii) an unfavorable after-tax impact of $1.3 million, or $.01 per diluted share, resulting from our adoption of ASU 2016-09.

As reflected on the Supplemental Schedule, included in our reported results during the six-month period ended June 30, 2019, is an aggregate net favorable after-tax impact of $2.0 million, or $.02 per diluted share, resulting from: (i) an unfavorable after-tax impact of $8.4 million, or $.09 per diluted share, resulting from the above-mentioned $11.0 million pre-tax increase in the DOJ Reserve, and; (ii) a favorable after-tax impact of $10.4 million, or $.11 per diluted share, resulting from our adoption of ASU 2016-09.

Included in our reported and our adjusted net income attributable to UHS during the six-month period ended June 30, 2019 is a pre-tax unrealized gain of $2.6 million, or $.02 per diluted share (included in “Other (income) expense, net”), resulting from an increase in the market value of shares of certain marketable securities held for investment and classified as available for sale.

As calculated on the attached Supplemental Schedule, our EBITDA net of NCI was $831.9 million during the first six months of 2020, as compared to $924.3 million during the first six months of 2019. Our Adjusted EBITDA net of NCI, which excludes the impact of other (income) expense, net, and the increase in the DOJ Reserve recorded during the first six months of 2019, was $838.3 million during the six-month period ended June 30, 2020 and $932.0 million during the comparable period of 2019.

Acute Care Services – Three and six-month periods ended June 30, 2020 and 2019:

During the second quarter of 2020, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) decreased 24.8% and adjusted patient days decreased 18.1%, as compared to the second quarter of 2019. At these facilities, excluding the governmental stimulus revenues of approximately $157 million recorded during the second quarter of 2020, net revenue per adjusted admission increased 12.7% while net revenue per adjusted patient day increased 3.5% during the second quarter of 2020 as compared to the second quarter of 2019. During the second quarter of 2020, as compared to the second quarter of 2019, net revenues generated from our acute care services on a same facility basis decreased 3.5% including the governmental stimulus revenues, and decreased 14.0% excluding the governmental stimulus revenues.

During the six-month period ended June 30, 2020, at our acute care hospitals on a same facility basis, adjusted admissions decreased 14.4% and adjusted patient days decreased 9.1%, as compared to the first six months of 2019. At these facilities, excluding the governmental stimulus revenues of approximately $157 million recorded during the first six months of 2020, net revenue per adjusted admission increased 7.7% while net revenue per adjusted patient day increased 1.3% during the six-month period ended June 30, 2020 as compared to the comparable six-month period of 2019. During the first six months of 2020, as compared to the first six months of 2019, net revenues generated from our acute care services on a same facility basis decreased 1.6% including the governmental stimulus revenues, and decreased 6.8% excluding the governmental stimulus revenues.

Behavioral Health Care Services – Three and six-month periods ended June 30, 2020 and 2019:

During the second quarter of 2020, at our behavioral health care facilities on a same facility basis, adjusted admissions decreased 15.4% while adjusted patient days decreased 10.4% as compared to the second quarter of 2019. At these facilities, excluding the governmental stimulus revenues of approximately $61 million recorded during the second quarter of 2020, net revenue per adjusted admission increased 8.1% while net revenue per adjusted patient day increased 2.0% during the second quarter of 2020 as compared to the comparable quarter in 2019. During the second quarter of 2020, as compared to the second quarter of 2019, net revenues generated from our behavioral health care services on a same facility basis decreased 3.8% including the governmental stimulus revenues, and decreased 8.5% excluding the governmental stimulus revenues.

During the six-month period ended June 30, 2020, at our behavioral health care facilities on a same facility basis, adjusted admissions decreased 8.6% and adjusted patient days decreased 5.9%, as compared to the first six months of 2019. At these facilities, excluding the governmental stimulus revenues of approximately $61 million recorded during the first six months of 2020, net revenue per adjusted admission increased 5.9% while net revenue per adjusted patient day increased 2.8% during the first six months of 2020 as compared to the comparable period of 2019. During the first six months of 2020, as compared to the first six months of 2019, net revenues generated from our behavioral health care services on a same facility basis decreased 0.8% including the governmental stimulus revenues, and decreased 3.2% excluding the governmental stimulus revenues.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

For the six months ended June 30, 2020, our net cash provided by operating activities increased to $1.451 billion as compared to $673 million generated during the first six months of 2019.

The $779 million net increase was due to: (i) a favorable change of $477 million resulting from the Medicare accelerated payments and deferred governmental stimulus grants; (ii) a favorable change of $233 million in accounts receivable; (iii) a favorable change of $134 million in accrued and deferred income taxes; (iv) an unfavorable change of $67 million resulting from a decrease in net income plus/minus depreciation and amortization expense, stock-based compensation expense and loss on sales of assets and businesses, and; (v) $2 million of other combined net favorable changes.

Liquidity:

As of June 30, 2020, there were no borrowings outstanding pursuant to our $1 billion revolving credit facility or our $450 million accounts receivable securitization program.  As of that date, we had $1.375 billion of aggregate available borrowing capacity pursuant to the terms of these debt facilities, net of outstanding letters of credit.

In addition, as of June 30, 2020, we had approximately $574 million of short-term cash investments.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on July 28, 2020. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com. Also, a replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues were approximately $11.4 billion during 2019. In 2020, UHS was again recognized as one of the World’s Most Admired Companies by Fortune; in 2019 ranked #293 on the Fortune 500; and listed #330 in Forbes ranking of U.S.’ Largest Public Companies.

Our operating philosophy is as effective today as it was 40 years ago, enabling us to provide compassionate care to our patients and their loved ones.  Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has more than 90,000 employees and through its subsidiaries operates 26 acute care hospitals, 330 behavioral health facilities, 41 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 37 U.S. states, Washington, D.C., Puerto Rico and the United Kingdom. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to the anticipated impact of COVID-19 on our operations and financial results, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended March 31, 2020), may cause the results to differ materially from those anticipated in the forward-looking statements.  These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.  Many of the factors that could affect our future results are beyond our control or ability to predict, including the impact of the COVID-19 pandemic. Our future operations and financial results will likely be materially impacted by developments related to COVID-19 including, but not limited to, the length of time and severity of the spread of the pandemic; the volume of cancelled or rescheduled elective procedures and the volume of COVID-19 patients treated at our hospitals and other healthcare facilities; measures we are taking to respond to the COVID-19 pandemic; the impact of government and administrative regulation and stimulus on the hospital industry and potential retrospective adjustment in future periods of governmental stimulus grants recorded as revenues in prior periods; declining patient volumes and unfavorable changes in payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions to our clinical staffing and shortages and disruptions related to supplies required for our employees and patients; and potential increases to expenses related to staffing, supply chain or other expenditures; the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, as well as risks associated with disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact us from a financing perspective; and changes in general economic conditions nationally and regionally in our markets resulting from the COVID-19 pandemic. We are not able to fully quantify the impact that these factors will have on our future financial results, but expect developments related to the COVID-19 pandemic to materially affect our financial performance in 2020.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, our adoption of ASU 2016-09, unrealized gains/losses resulting from changes in the market value of shares of certain marketable securities held for investment and classified as available for sale, and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of long-lived and intangible assets, changes in the reserve established in connection with our discussions with the Department of Justice, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Reports on Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarterly period ended March 31, 2020. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

(more)

Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2020	2019	2020	2019
Net revenues	$2,729,754	2,855,168	$5,559,421	5,659,559

Operating charges:
Salaries, wages and benefits	1,308,010	1,383,481	2,740,679	2,749,027
Other operating expenses	625,747	672,564	1,315,537	1,317,344
Supplies expense	283,572	305,857	601,399	613,320
Depreciation and amortization	126,208	121,168	250,602	241,208
Lease and rental expense	28,186	26,535	56,479	52,660
	2,371,723	2,509,605	4,964,696	4,973,559

Income from operations	358,031	345,563	594,725	686,000
Interest expense, net	25,473	42,487	61,824	82,127
Other (income) expense, net	(3,100)	(7,732)	6,460	(3,231)
Income before income taxes	335,658	310,808	526,441	607,104
Provision for income taxes	79,154	69,543	125,477	128,441
Net income	256,504	241,265	400,964	478,663
Less: Net income attributable to noncontrolling interests	4,575	2,945	6,998	6,175
Net income attributable to UHS	$251,929	$238,320	$393,966	$472,488

Basic earnings per share attributable to UHS (a)	$2.97	$2.67	$4.60	$5.24

Diluted earnings per share attributable to UHS (a)	$2.95	$2.66	$4.58	$5.23

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2020	2019	2020	2019
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$251,929	$238,320	$393,966	$472,488
Less: Net income attributable to unvested restricted share grants	(824)	(656)	(1,197)	(1,171)
Net income attributable to UHS - basic and diluted	$251,105	$237,664	$392,769	$471,317

Weighted average number of common shares - basic	84,632	89,136	85,422	89,956

Basic earnings per share attributable to UHS:	$2.97	$2.67	$4.60	$5.24

Weighted average number of common shares	84,632	89,136	85,422	89,956
Add: Other share equivalents	427	99	335	145
Weighted average number of common shares and equiv. - diluted	85,059	89,235	85,757	90,101

Diluted earnings per share attributable to UHS:	$2.95	$2.66	$4.58	$5.23

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended June 30, 2020 and 2019
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	June 30, 2020	revenues	June 30, 2019	revenues
Net income attributable to UHS	$251,929		$238,320
Depreciation and amortization	126,208		121,168
Interest expense, net	25,473		42,487
Provision for income taxes	79,154		69,543
EBITDA net of NCI	$482,764	17.7%	$471,518	16.5%

Other (income) expense, net	(3,100)		(7,732)
Increase in DOJ Reserve	-		10,978
Adjusted EBITDA net of NCI	$479,664	17.6%	$474,764	16.6%

Net revenues	$2,729,754		$2,855,168

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	June 30, 2020		June 30, 2019
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$251,929	$2.95	$238,320	$2.66
Plus/minus after-tax adjustments:
Unrealized gain on marketable securities held for sale	(2,223)	(0.03)	-	-
Increase in DOJ Reserve	-	-	8,369	0.09
Impact of ASU 2016-09	505	0.01	509	0.01
Subtotal adjustments	(1,718)	(0.02)	8,878	0.10
Adjusted net income attributable to UHS	$250,211	$2.93	$247,198	$2.76

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Six Months ended June 30, 2020 and 2019
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Six months ended	% Net	Six months ended	% Net
	June 30, 2020	revenues	June 30, 2019	revenues
Net income attributable to UHS	$393,966		$472,488
Depreciation and amortization	250,602		241,208
Interest expense, net	61,824		82,127
Provision for income taxes	125,477		128,441
EBITDA net of NCI	$831,869	15.0%	$924,264	16.3%

Other (income) expense, net	6,460		(3,231)
Increase in DOJ Reserve	-		10,978
Adjusted EBITDA net of NCI	$838,329	15.1%	$932,011	16.5%

Net revenues	$5,559,421		$5,659,559

Calculation of Adjusted Net Income Attributable to UHS

	Six months ended		Six months ended
	June 30, 2020		June 30, 2019
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$393,966	$4.58	$472,488	$5.23
Plus/minus after-tax adjustments:
Unrealized loss on marketable securities held for sale	5,127	0.06	-	-
Increase in DOJ Reserve	-	-	8,369	0.09
Impact of ASU 2016-09	1,275	0.01	(10,398)	(0.11)
Subtotal adjustments	6,402	0.07	(2,029)	(0.02)
Adjusted net income attributable to UHS	$400,368	$4.65	$470,459	$5.21

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2020	2019	2020	2019
Net income	$256,504	$241,265	$400,964	$478,663
Other comprehensive income (loss):
Unrealized derivative gains (losses) on cash flow hedges	0	(1,008)	0	(3,925)
Foreign currency translation adjustment	6,676	5,159	(32,525)	(9,103)
Other comprehensive income (loss) before tax	6,676	4,151	(32,525)	(13,028)
Income tax expense (benefit) related to items of other comprehensive income (loss)	898	1,616	(1,210)	(850)
Total other comprehensive income (loss), net of tax	5,778	2,535	(31,315)	(12,178)

Comprehensive income	262,282	243,800	369,649	466,485
Less: Comprehensive income attributable to noncontrolling interests	4,575	2,945	6,998	6,175
Comprehensive income attributable to UHS	$257,707	$240,855	$362,651	$460,310

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$539,622	$61,268
Accounts receivable, net	1,438,697	1,560,847
Supplies	167,626	159,889
Other current assets	150,842	133,930
Total current assets	2,296,787	1,915,934

Property and equipment	9,398,890	9,106,377
Less: accumulated depreciation	(4,294,341)	(4,089,679)
	5,104,549	5,016,698
Other assets:
Goodwill	3,836,020	3,869,760
Deferred income taxes	20,241	16,189
Right of use assets-operating leases	335,388	326,518
Deferred charges	6,390	6,373
Other	549,124	516,778
Total Assets	$12,148,499	$11,668,250

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$82,085	$87,550
Accounts payable and other liabilities	1,371,698	1,272,374
Medicare accelerated payments and deferred governmental stimulus grants	477,099	0
Legal reserves	145,227	144,509
Operating lease liabilities	56,629	56,442
Federal and state taxes	126,431	2,515
Total current liabilities	2,259,169	1,563,390

Other noncurrent liabilities	374,616	329,932
Operating lease liabilities noncurrent	279,747	270,076
Long-term debt	3,449,940	3,896,577
Deferred income taxes	19,168	25,071

Redeemable noncontrolling interest	4,287	4,333

UHS common stockholders' equity	5,688,647	5,504,105
Noncontrolling interest	72,925	74,766
Total equity	5,761,572	5,578,871

Total Liabilities and Stockholders' Equity	$12,148,499	$11,668,250

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six months
	ended June 30,
	2020	2019
Cash Flows from Operating Activities:
Net income	$400,964	$478,663
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	250,602	241,208
Loss on sale of assets and businesses	2,161	0
Stock-based compensation expense	33,954	34,676
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	131,294	(101,329)
Accrued interest	(2,191)	948
Accrued and deferred income taxes	116,707	(16,846)
Other working capital accounts	26,361	30,082
Medicare accelerated payments and deferred governmental stimulus grants	477,099	0
Other assets and deferred charges	5,095	(1,333)
Other	(7,659)	(1,209)
Accrued insurance expense, net of commercial premiums paid	81,016	51,819
Payments made in settlement of self-insurance claims	(64,034)	(44,115)
Net cash provided by operating activities	1,451,369	672,564
Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(354,610)	(323,920)
Proceeds received from sales of assets and businesses	6,440	0
Acquisition of businesses and property	(968)	0
Inflows from foreign exchange contracts that hedge our net U.K. investment	57,029	4,885
Costs incurred for purchase and implementation of information technology applications	(4,421)	(13,893)
Investment in, and advances to, joint venture and other	(285)	(11,949)
Net cash used in investing activities	(296,815)	(344,877)
Cash Flows from Financing Activities:
Reduction of long-term debt	(459,332)	(28,617)
Additional borrowings	5,453	177,200
Repurchase of common shares	(200,054)	(494,649)
Dividends paid	(17,344)	(17,953)
Issuance of common stock	5,852	5,271
Profit distributions to noncontrolling interests	(8,885)	(11,650)
Net cash used in financing activities	(674,310)	(370,398)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,639)	(273)
Decrease in cash, cash equivalents and restricted cash	478,605	(42,984)
Cash, cash equivalents and restricted cash, beginning of period	105,667	199,685
Cash, cash equivalents and restricted cash, end of period	$584,272	$156,701
Supplemental Disclosures of Cash Flow Information:
Interest paid	$61,802	$78,623
Income taxes paid, net of refunds	$14,394	$145,404
Noncash purchases of property and equipment	$80,031	$71,923
Right-of-use assets obtained in exchange for lease obligations	$37,780	$359,329

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

Same Facility:			% Change Quarter ended	% Change Six Months Ended
			6/30/2020	6/30/2020
Acute Care Services
Revenues (a)			-3.5%	-1.6%
Revenues-excludes governmental stimulus revenues			-14.0%	-6.8%
Adjusted Admissions			-24.8%	-14.4%
Adjusted Patient Days			-18.1%	-9.1%
Revenue Per Adjusted Admission-excludes governmental stimulus revenues			12.7%	7.7%
Revenue Per Adjusted Patient Day-excludes governmental stimulus revenues			3.5%	1.3%

Behavioral Health Care Services
Revenues (b)			-3.8%	-0.8%
Revenues-excludes governmental stimulus revenues			-8.5%	-3.2%
Adjusted Admissions			-15.4%	-8.6%
Adjusted Patient Days			-10.4%	-5.9%
Revenue Per Adjusted Admission-excludes governmental stimulus revenues			8.1%	5.9%
Revenue Per Adjusted Patient Day-excludes governmental stimulus revenues			2.0%	2.8%

(a) Includes governmental stimulus program revenues of $157 million.
(b) Includes governmental stimulus program revenues of $61 million.

UHS Consolidated	Second quarter ended		Six months ended
	6/30/2020	6/30/2019	6/30/2020	6/30/2019
Revenues	$2,729,754	$2,855,168	$5,559,421	$5,659,559
EBITDA net of NCI	$482,764	$471,518	$831,869	$924,264
EBITDA Margin net of NCI	17.7%	16.5%	15.0%	16.3%
Adjusted EBITDA net of NCI	$479,664	$474,764	$838,329	$932,011
Adjusted EBITDA Margin net of NCI	17.6%	16.6%	15.1%	16.5%

Cash Flow From Operations			$1,451,369	$672,564
Days Sales Outstanding			47	51
Capital Expenditures			$354,610	$323,920

Debt			$3,532,025	$4,148,954
UHS' Shareholders Equity			$5,688,647	$5,393,089
Debt / Total Capitalization			38.3%	43.5%
Debt / EBITDA net of NCI (1)			2.19	2.50
Debt / Adjusted EBITDA net of NCI (1)			2.07	2.31
Debt / Cash From Operations (1)			1.59	3.10
Net Debt / EBITDA net of NCI (1) (2)			1.83
Net Debt / Adjusted EBITDA net of NCI (1) (2)			1.73
Net Debt / Cash From Operations (1) (2)			1.33

(1) Latest 4 quarters
(2) Debt, net of $574 million of short-term cash investments held as of June 30, 2020

Universal Health Services, Inc.

Acute Care Hospital Services

For the three and six months ended

June 30, 2020 and 2019

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2020		June 30, 2019		June 30, 2020		June 30, 2019
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,446,099	100.0%	$1,499,054	100.0%	$2,943,222	100.0%	2,990,405	100.0%
Operating charges:
Salaries, wages and benefits	589,677	40.8%	624,035	41.6%	1,248,606	42.4%	1,243,352	41.6%
Other operating expenses	344,384	23.8%	340,414	22.7%	719,915	24.5%	673,152	22.5%
Supplies expense	233,419	16.1%	255,703	17.1%	497,949	16.9%	513,847	17.2%
Depreciation and amortization	78,440	5.4%	75,810	5.1%	156,368	5.3%	150,171	5.0%
Lease and rental expense	16,563	1.1%	14,736	1.0%	32,583	1.1%	29,035	1.0%
Subtotal-operating expenses	1,262,483	87.3%	1,310,698	87.4%	2,655,421	90.2%	2,609,557	87.3%
Income from operations	183,616	12.7%	188,356	12.6%	287,801	9.8%	380,848	12.7%
Interest expense, net	516	0.0%	244	0.0%	1,134	0.0%	523	0.0%
Other (income) expense, net	-	-	(45)	(0.0)%	-	-	(45)	(0.0)%
Income before income taxes	$183,100	12.7%	$188,157	12.6%	$286,667	9.7%	$380,370	12.7%

All Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2020		June 30, 2019		June 30, 2020		June 30, 2019
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,467,506	100.0%	$1,531,709	100.0%	$2,988,555	100.0%	3,046,553	100.0%
Operating charges:
Salaries, wages and benefits	589,762	40.2%	624,035	40.7%	1,248,721	41.8%	1,243,352	40.8%
Other operating expenses	365,810	24.9%	373,069	24.4%	765,267	25.6%	729,300	23.9%
Supplies expense	233,419	15.9%	255,703	16.7%	497,949	16.7%	513,847	16.9%
Depreciation and amortization	78,440	5.3%	75,810	4.9%	156,368	5.2%	150,171	4.9%
Lease and rental expense	16,563	1.1%	14,736	1.0%	32,583	1.1%	29,035	1.0%
Subtotal-operating expenses	1,283,994	87.5%	1,343,353	87.7%	2,700,888	90.4%	2,665,705	87.5%
Income from operations	183,512	12.5%	188,356	12.3%	287,667	9.6%	380,848	12.5%
Interest expense, net	516	0.0%	244	0.0%	1,134	0.0%	523	0.0%
Other (income) expense, net	-	-	(45)	(0.0)%	-	-	(45)	(0.0)%
Income before income taxes	$182,996	12.5%	$188,157	12.3%	$286,533	9.6%	$380,370	12.5%

(a) Includes $157 million of governmental stimulus program revenues in each of the three and six-months periods ended June 30, 2020.

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarter ended March 31, 2020.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the three and six months ended

June 30, 2020 and 2019

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2020		June 30, 2019		June 30, 2020		June 30, 2019
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,240,631	100.0%	1,289,115	100.0%	$2,524,631	100.0%	2,546,024	100.0%
Operating charges:
Salaries, wages and benefits	648,385	52.3%	676,003	52.4%	1,340,862	53.1%	1,343,926	52.8%
Other operating expenses	221,709	17.9%	237,490	18.4%	464,918	18.4%	474,762	18.6%
Supplies expense	50,386	4.1%	49,608	3.8%	102,015	4.0%	98,324	3.9%
Depreciation and amortization	43,342	3.5%	40,565	3.1%	86,273	3.4%	81,494	3.2%
Lease and rental expense	10,576	0.9%	10,718	0.8%	21,787	0.9%	21,338	0.8%
Subtotal-operating expenses	974,398	78.5%	1,014,384	78.7%	2,015,855	79.8%	2,019,844	79.3%
Income from operations	266,233	21.5%	274,731	21.3%	508,776	20.2%	526,180	20.7%
Interest expense, net	361	0.0%	369	0.0%	725	0.0%	744	0.0%
Other (income) expense, net	922	0.1%	109	0.0%	1,811	0.1%	784	0.0%
Income before income taxes	$264,950	21.4%	$274,253	21.3%	$506,240	20.1%	$524,652	20.6%

All Behavioral Health Care Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2020		June 30, 2019		June 30, 2020		June 30, 2019
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,259,123	100.0%	1,320,241	100.0%	$2,565,232	100.0%	2,606,624	100.0%
Operating charges:
Salaries, wages and benefits	649,376	51.6%	683,948	51.8%	1,342,648	52.3%	1,359,647	52.2%
Other operating expenses	245,045	19.5%	265,785	20.1%	511,227	19.9%	527,922	20.3%
Supplies expense	50,363	4.0%	49,986	3.8%	102,002	4.0%	99,117	3.8%
Depreciation and amortization	45,038	3.6%	42,339	3.2%	88,927	3.5%	84,891	3.3%
Lease and rental expense	11,259	0.9%	11,719	0.9%	23,417	0.9%	23,363	0.9%
Subtotal-operating expenses	1,001,081	79.5%	1,053,777	79.8%	2,068,221	80.6%	2,094,940	80.4%
Income from operations	258,042	20.5%	266,464	20.2%	497,011	19.4%	511,684	19.6%
Interest expense, net	354	0.0%	369	0.0%	751	0.0%	744	0.0%
Other (income) expense, net	922	0.1%	109	0.0%	1,811	0.1%	786	0.0%
Income before income taxes	$256,766	20.4%	$265,986	20.1%	$494,449	19.3%	$510,154	19.6%

(a) Includes $61 million of governmental stimulus program revenues in each of the three and six-months periods ended June 30, 2020.

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments, lawsuits and reserves established in connection with the government's investigation of our behavioral health care facilities, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarter ended March 31, 2020.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the three months ended
June 30, 2020 and 2019

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/20	06/30/19	% change	06/30/20	06/30/19	% change

Hospitals owned and leased	26	26	0.0%	330	327	0.9%
Average licensed beds	6,451	6,371	1.3%	23,573	23,798	-0.9%
Average available beds	6,279	6,195	1.4%	23,470	23,698	-1.0%
Patient days	317,359	357,894	-11.3%	1,464,601	1,632,531	-10.3%
Average daily census	3,487.4	3,932.9	-11.3%	16,094.5	17,939.9	-10.3%
Occupancy-licensed beds	54.1%	61.7%	-12.4%	68.3%	75.4%	-9.4%
Occupancy-available beds	55.5%	63.5%	-12.5%	68.6%	75.7%	-9.4%
Admissions	64,208	78,879	-18.6%	102,770	121,687	-15.5%
Length of stay	4.9	4.5	8.9%	14.3	13.4	6.2%

Inpatient revenue	$6,736,777	$7,051,925	-4.5%	$2,285,359	$2,547,626	-10.3%
Outpatient revenue	3,394,680	4,402,308	-22.9%	216,174	268,693	-19.5%
Total patient revenue	10,131,457	11,454,233	-11.5%	2,501,533	2,816,319	-11.2%
Other revenue	269,749	114,017	136.6%	113,717	62,140	83.0%
Gross hospital revenue	10,401,206	11,568,250	-10.1%	2,615,250	2,878,459	-9.1%
Total deductions	8,933,700	10,036,541	-11.0%	1,356,127	1,558,218	-13.0%
Net hospital revenue	$1,467,506	$1,531,709	-4.2%	$1,259,123	$1,320,241	-4.6%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	06/30/20	06/30/19	% change	06/30/20	06/30/19	% change

Hospitals owned and leased	26	26	0.0%	312	312	0.0%
Average licensed beds	6,451	6,371	1.3%	23,399	23,299	0.4%
Average available beds	6,279	6,195	1.4%	23,296	23,199	0.4%
Patient days	317,359	357,894	-11.3%	1,456,945	1,614,274	-9.7%
Average daily census	3,487.4	3,932.9	-11.3%	16,010.4	17,739.3	-9.7%
Occupancy-licensed beds	54.1%	61.7%	-12.4%	68.4%	76.1%	-10.1%
Occupancy-available beds	55.5%	63.5%	-12.5%	68.7%	76.5%	-10.1%
Admissions	64,208	78,879	-18.6%	102,248	119,975	-14.8%
Length of stay	4.9	4.5	8.9%	14.2	13.5	5.9%

Universal Health Services, Inc.
Selected Hospital Statistics
For the six months ended
June 30, 2020 and 2019

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/20	06/30/19	% change	06/30/20	06/30/19	% change

Hospitals owned and leased	26	26	0.0%	330	327	0.9%
Average licensed beds	6,451	6,371	1.3%	23,604	23,871	-1.1%
Average available beds	6,279	6,195	1.4%	23,501	23,771	-1.1%
Patient days	687,872	727,620	-5.5%	3,057,212	3,251,336	-6.0%
Average daily census	3,779.5	4,020.2	-6.0%	16,797.9	17,963.2	-6.5%
Occupancy-licensed beds	58.6%	63.1%	-7.2%	71.2%	75.3%	-5.4%
Occupancy-available beds	60.2%	64.9%	-7.2%	71.5%	75.6%	-5.4%
Admissions	141,976	159,542	-11.0%	223,787	245,394	-8.8%
Length of stay	4.8	4.6	6.2%	13.7	13.2	3.1%

Inpatient revenue	$14,558,249	$14,215,639	2.4%	$4,810,898	$5,031,625	-4.4%
Outpatient revenue	8,076,421	8,659,922	-6.7%	475,913	535,239	-11.1%
Total patient revenue	22,634,670	22,875,561	-1.1%	5,286,811	5,566,864	-5.0%
Other revenue	386,027	223,343	72.8%	170,107	110,739	53.6%
Gross hospital revenue	23,020,697	23,098,904	-0.3%	5,456,918	5,677,603	-3.9%
Total deductions	20,032,142	20,052,351	-0.1%	2,891,686	3,070,979	-5.8%
Net hospital revenue	$2,988,555	$3,046,553	-1.9%	$2,565,232	$2,606,624	-1.6%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	06/30/20	06/30/19	% change	06/30/20	06/30/19	% change

Hospitals owned and leased	26	26	0.0%	312	312	0.0%
Average licensed beds	6,451	6,371	1.3%	23,442	23,325	0.5%
Average available beds	6,279	6,195	1.4%	23,339	23,225	0.5%
Patient days	687,872	727,620	-5.5%	3,042,689	3,214,280	-5.3%
Average daily census	3,779.5	4,020.2	-6.0%	16,718.1	17,758.5	-5.9%
Occupancy-licensed beds	58.6%	63.1%	-7.2%	71.3%	76.1%	-6.3%
Occupancy-available beds	60.2%	64.9%	-7.2%	71.6%	76.5%	-6.3%
Admissions	141,976	159,542	-11.0%	222,664	242,263	-8.1%
Length of stay	4.8	4.6	6.2%	13.7	13.3	3.0%